UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 19, 2014

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2014, the Federal Home Loan Bank of Boston’s (the “Bank’s”) board of directors (the “Board”) elected Michael R. Tuttle to fill a member directorship designated for the State of Vermont. Mr. Tuttle is president, chief executive officer and director of Merchants Bank, Burlington, Vermont, which is a Bank member. Mr. Tuttle’s directorship will be for a four-year term commencing January 1, 2015, and ending December 31, 2018. The Board has not yet determined on which committee(s) Mr. Tuttle will serve.

The Board elected Mr. Tuttle to the directorship because the nomination process did not result in any candidates for the Vermont member directorship for the Bank’s 2014 election of directors (the “Annual Director Election”), as first reported by the Bank via Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2014 (the “Election 8-K”). Mr. Tuttle was elected in accordance with the rules governing the election of Federal Home Loan Bank directors to fill vacant directorships specified in The Federal Home Loan Bank Act of 1932 (the “Act”) and the related regulations of the Federal Housing Finance Agency (the “FHFA”).

The Bank expects to compensate Mr. Tuttle in accordance with the Bank’s 2015 Director Compensation Policy, which policy is disclosed via the Election 8-K. Mr. Tuttle is also entitled to participate in the Bank’s nonqualified, unfunded deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of compensation. Mr. Tuttle will also be reimbursed for reasonable travel, subsistence, and other related expenses incurred in connection with his duties as a director on the Board of the Bank.

The Bank is a cooperative and conducts business primarily with its members, including Merchants Bank, which are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Pursuant to FHFA regulations, the Bank’s member directors, including Mr. Tuttle, must serve as officers and/or directors of Bank members. Subject to the Act and FHFA regulations, the Bank also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which the Bank’s directors, including Mr. Tuttle, may serve as officers or directors. All such transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 — Certain Relationships and Related Transactions, and Director Independence of the Bank’s 2013 Annual Report on Form 10-K filed with the Commission on March 24, 2014.

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 22, 2014	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer